CROUCH, BIERWOLF & CHISHOLM
                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101

    A Partnership of                                       Office (801) 363-1175
Professional Corporations                                     Fax (801) 363-0615
 Brent E. Crouch, CPA, PC                          Brent's Mobile (801) 918-1999
Nephi J. Bierwolf, CPA, PC                         Nephi's Mobile (801) 971-0405
Todd D. Chisholm, CPA, PC                           Todd's Mobile (801) 898-2223



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the use of our report, dated May 10, 2000, in this quarterly report on Form 10-QSB for Whole Living, Inc.


/s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm
Salt Lake City, Utah

May 10, 2000